                                                                    Exhibit 3.17

                      AMENDED ARTICLES OF INCORPORATION OF
                            KOHLER SPECIALTIES, INC.

      The undersigned, being all or the incorporators of Kohler Specialties, Inc., a corporation under the Minnesota Business Corporation Act, hereby adopt the following amended Articles of Incorporation to supersede the original Articles of Incorporation filed in the office of the Secretary of State of the State of Minnesota on August 24th, 1961, and the undersigned hereby certify that none of the shares of Kohler Specialties, Inc. have been allotted:

                                   ARTICLE I

      The name of this corporation shall be KOHLER MIX SPECIALTIES, INC.

                                   ARTICLE II

      The purposes for which this corporation is formed and the general nature of its business shall be to buy, sell, manufacture, process and distribute ice cream and ice cream mixes, dairy products, frozen dessert products, beverages and related products; to acquire, hold, lease, encumber, improve, convey or otherwise dispose of real and personal property within or without the State of Minnesota; to borrow and lend money on real estate and other security; to own, buy, sell, lease, exchange and deal in any and all kinds of personal property; to conduct business in the State of Minnesota and elsewhere; to draw, accept, endorse, exchange, pledge, mortgage, discount, buy and sell promissory notes, bonds, stocks, debentures, contracts, negotiable instruments, commercial paper and other securities; and generally to do any and all other business germane or incidental to the foregoing business, and to do and perform any and all other acts or things convenient, necessary or proper for the transaction and prosecution of the business of the corporation.

                                  ARTICLE III

      The corporate existence of this corporation shall be perpetual.

                                   ARTICLE IV

      The location and post office address of its registered office in this state shall be 4O41 Highway 61, White Bear Lake, Minnesota.

                                   ARTICLE V

      The corporation shall be authorized to issue 2500 shares of no par value stock.

                                   ARTICLE VI

      The corporation shall begin business with stated capital of ONE THOUSAND DOLLARS.

                                  ARTICLE VII

      The names, post office addresses and terms of office of the persons who shall constitute the first Board of Directors are as follows:

      Name                          Address
      ----                          -------

Francis N. Belland         3515 Highway 61,
                           White Bear Lake, Minnesota

Donald W. Kohler           1674 Birch Lake Road,
                           White Bear Lake, Minnesota

Walter F. Kohler           4625 Otter Lake Road,
                           White Bear Lake, Minnesota

Clifford N. Kohler         1694 Birch Lake Road,
                           White Bear Lake, Minnesota

      The said Board of Directors shall hold office until the first meeting of the stockholders, and until their successors are elected and qualified.

                                  ARTICLE VIII

      The names and post office addresses of each of the incorporators are as follows:

     Name                               Address
     ----                               -------

Richard E. Kyle            W-2162 First National Bank Bldg.,
                           St. Paul 1, Minnesota

Frank N. Graham            W-2162 First National Bank Bldg.,
                           St. Paul 1, Minnesota

A. A. Gerlach              W-2162 First National Bank Bldg.,
                           St. Paul 1, Minnesota

                                   ARTICLE IX

      Authority to make and alter by-laws, to accept or reject subscriptions for shares, and to make allotment of shares is vested in the Board of Directors to the full extent permitted by law.

      IN WITNESS WHEREOF the undersigned have hereunto set their hands this 13th day of September, 1961.

   In Presence of:

                                        /s/ Richard E. Kyle
                                        ----------------------------------------
                                        Richard E. Kyle

/s/ Edythe Iverson
----------------------------------

                                        /s/ Frank N. Graham
                                        ----------------------------------------
                                        Frank N. Graham

/s/ Florence B. [Illegible]
----------------------------------

                                        /s/ A. A. Gerlach
                                        ----------------------------------------
                                        A. A. Gerlach

STATE OF MINNESOTA )
                   ) ss
COUNTY OF RAMSEY   )

      On this 13th day of September, 1961, before me personally appeared Richard
E. Kyle, Frank N. Graham and A. A. Gerlach, to me known to be the same persons described in, and who executed the foregoing instrument, and they acknowledged that they executed the same as their free act and deed.


                                        /s/ Edythe Iverson
                                        ----------------------------------------
                                        Notary Public, Ramsey County, Minn.
                                        My Commission Expires Aug. 26, 1967

[NOTARIAL SEAL OF MINNESOTA]                            EDYTHE IVERSON
                                             Notary Public, Ramsey County, Minn.
                                            My Commission Expires Aug. 26, 1967.


                                      -3-